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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 19, 1999


                            Johnston Industries, Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


       1-6687                                           11-1749980
Commission File Number                        (IRS Employer Identification No.)


105 Thirteenth Street
Columbus, Georgia                                       31901
(Address of principal executive offices)              (Zip Code)


                                 (706) 641-3140
                          Registrant's Telephone Number



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Item 5.  Other Events.

         On April 19, 1999, the Board of Directors of Johnston Industries, Inc.(the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $0.10 per share (the "Common Shares"), of the Company. The dividend is payable immediately following the approval of the Rights for listing on the New York Stock Exchange to the stockholders of record on May 17, 1999 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company units, each unit being one one-hundredth of a share, of Series X Junior Participating Preferred Stock, par value $0.01 per share (the "Preferred Shares"), of the Company at a price of $12 per Right (the "Exercise Price"), subject to adjustment. The description and terms of the Rights are set forth in a Stockholder Protection Agreement (the "Rights Agreement"), dated as of May 17, 1999, between the Company and The Bank of New York, as Rights Agent (the "Rights Agent").

         Until the earlier to occur of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons have acquired beneficial ownership of 20% or more of the outstanding Common Shares (any such person or group an "Acquiring Person") or (ii) 10 business days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in such person or group becoming an Acquiring Person (the earlier of such dates being the "Separation Time"), the Rights will be evidenced, with respect to Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of the summary of Rights attached thereto. Notwithstanding the above, (i) certain persons acquiring more than 20% but not more than 30% of the Company's common stock with the express written approval of the Company's Board of Director, (ii) certain existing stockholders of the Company and (iii) persons acquiring the Company's common stock from such existing stockholders irrespective of the percent acquired with the express written approval of the Company's Board of Directors shall not be deemed Acquiring Persons.

         The Rights Agreement provides that, until the Separation Time (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Separation Time (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or a new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Separation Time (or earlier redemption or expiration of the Rights), the surrender for

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transfer of any certificates for Common Shares outstanding as of the Record
Date, even without such notation or a copy of the Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Separation Time, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares and such separate Right Certificates alone will evidence the Rights.

         The Rights are not exercisable until the Separation Time. The Rights will expire as of the close of business May 17, 2009 (the "Expiration Time"), unless the Expiration Time is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

         Following the Separation Time, holders of Rights (other than Rights beneficially owned by the Acquiring Person, which will thereafter be void) will be entitled to receive upon exercise and payment of the Exercise Price that number of units (each unit being one one-hundredth of a share) of Preferred Shares which equals the result obtained by dividing the Exercise Price by 50% of the average market price per Common Share for the twenty trading days immediately preceding the date of exercise.

         The Exercise Price and number of Rights outstanding or, if after the Separation Time, the number and type of securities purchasable upon exercise of the Rights, shall be adjusted from time to time to prevent dilution if the Company (i) declares or pays a dividend on the Common Shares payable in Common Shares (or other capital stock), (ii) subdivides the outstanding Common Shares or (iii) combines the outstanding Common Shares into a smaller number of Common Shares. Further, the number and kind of units of Preferred Shares or other securities issuable upon the exercise of the Rights shall be adjusted if the Company (w) declares or pays a dividend on the Preferred Shares payable in voting stock of the Company, (x) subdivides the outstanding Preferred Shares,
(y) combines the outstanding Preferred Shares into a small number of shares or
(z) issues voting stock in a reclassification of the Preferred Shares.

         Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will entitle the holder thereof, when, as and if declared by the Board of Directors of the Company to dividends equal to 100 times all dividends declared on the Common Shares since the first issuance of any Preferred Share or fraction of a Preferred Share. In the event of the liquidation of the Company, the holders of the Preferred Shares will be entitled to a minimum preferential

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liquidation payment of $100 per share plus all accrued dividends and distributions. Following payment of such preference, the holders of Common Shares shall be entitled to a payment per share equal to one one-hundredth of the Preferred Share per share payment. Following payment of this amount to the holders of the Common Shares, holders of Preferred Shares and Common Shares will participate ratably in all additional liquidation payments such that holders of Preferred Shares will receive per share 100 times the amount paid on each Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. These rights are protected by customary antidilution provisions.

         Because of the nature of the Preferred Shares' div idend, liquidation and voting rights, the value of each unit of a Preferred Share (i.e., a one one-hundredth interest in a Preferred Share) purchasable upon exercise of the Rights should approximate the value of one Common Share.

         In the event that (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the survivor or the Common Shares are exchanged for cash, stock or assets or (ii) 50% or more of the Company's consolidated assets or earning power are sold, in either case, after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right (other than the Acquiring Person, whose Rights will be void) will thereafter have the right to receive, upon the exercise thereof at the then-current Exercise Price of each Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the Exercise Price. Any Preferred Share outstanding as of the date of such business combination or other transaction described above shall entitle the holder thereof to 100 times the consideration each Common Share receives in connection therewith.

         At any time after the Separation Time, the Board of Directors of the Company may exchange the Rights (other than Rights which have become void), in whole or in part, for Common Shares at an exchange ratio equal to the Exercise Price divided by the then market price of a Common Share.

         No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.


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         At any time prior to the Separation Time, the Company may redeem the
Rights, in whole but not in part, at a price of $.01 per Right (the "Redemption Price"). Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights prior to the Separation Time. After the Separation Time, no such amendment may materially and adversely affect the interests of the holders of the Rights.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

         The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Rights may be redeemed by the Company at the Redemption Price prior to the time that a person or group becomes an Acquiring Person.

         The Rights Agreement, specifying the terms of the Rights and including the form of the Certificate of Designation, Preferences and Rights setting forth the terms of the Preferred Shares as an exhibit thereto and the form of press release announcing the declaration of the Rights are attached hereto as exhibits and are incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to such exhibits.



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Item 7.  Exhibits.

         4. Form of Stockholder Protection Agreement between Johnston Industries, Inc. and The Bank of New York, which includes the form of Certificate of Designation, Preferences and Rights setting forth the terms of the Series X
                  Junior Participating Preferred Stock, par value $0.01 per share, as Exhibit A, the Summary of Stockholder Protection Agreement as Exhibit B and the form of Right Certificate as Exhibit C. Pursuant to the Stockholder Protection Agreement, printed Right Certificates will not be mailed until as soon as practicable after the earlier of the tenth business day after public announcement that a person or group has become an Acquiring Person or the tenth business day after a person commences, or announces its intention to commence, a tender offer or exchange offer the consummation of which would result in such person becoming an Acquiring Person.

        99.       Form of press release dated May 5, 1999.


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                                    SIGNATURE



         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     JOHNSTON INDUSTRIES, INC.




                                     By /s/ James J. Murray
                                       -----------------------------
                                             James J. Murray
                                         Chief Financial Officer



Dated: May 17, 1999

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EXHIBIT LIST



                                                                     Page No.
    4. Form of Stockholder Protection Agreement between Johnston Industries, Inc. and The
             Bank of New York, which includes the form of Certificate of Designation, Preferences and Rights setting forth the terms of the Series X Junior Participating Preferred
             Stock, par value $0.01 per share, as
             Exhibit A, the Summary of Stockholder
             Protection Agreement as Exhibit B and the form of Right Certificate as Exhibit C.
             Pursuant to the Stockholder Protection
             Agreement, printed Right Certificates will not be mailed until as soon as practicable after the earlier of the tenth business day after public announcement that a person or group has become an Acquiring Person or the tenth business day after a person commences, or announces its intention to commence, a tender offer or exchange offer the consummation of which would result in such person becoming an Acquiring Person.

   99.       Form of press release dated May 5, 1999.
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